UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2011

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of Principal Executive Offices and Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rentrak Corporation 2011 Incentive Plan

On August 24, 2011, the shareholders of Rentrak Corporation (the “Company”) approved the Rentrak Corporation 2011 Incentive Plan (the “2011 Plan”) at the annual meeting of shareholders (the “Annual Meeting”). The 2011 Plan was previously approved by the Company’s board of directors (the “Board”), upon recommendation by the Company’s compensation committee (the “Committee”), subject to shareholder approval at the Annual Meeting. The 2011 Plan will replace the Rentrak Corporation 2005 Incentive Plan, which we refer to as the “Prior Incentive Plan.” No new awards will be granted under the Prior Incentive Plan.

The following is a summary of the principal provisions of the 2011 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Plan, which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 15, 2011, and is incorporated herein by reference. In addition, a more detailed summary of the 2011 Plan can be found on pages 9-15 of such Definitive Proxy Statement, which description is incorporated herein by reference.

The 2011 Plan authorizes the issuance of an additional 3 million shares of the Company’s common stock, and the Company may issue only up to 1 million of these shares as full value awards. In addition, up to approximately 1.9 million shares subject to awards outstanding under the Prior Incentive Plan may become available for issuance under the 2011 Plan to the extent that those shares on or after August 24, 2011 cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). The maximum number of shares that may be issued under the 2011 Plan is 4,955,714 shares, including shares that may become available from the Prior Incentive Plan. Unless sooner terminated by the Board or the Committee, the 2011 Plan will terminate August 24, 2021.

The Committee will administer the 2011 Plan. Under the terms of the 2011 Plan, the Administrator has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of the Company’s common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the 2011 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2011 Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2011 Plan.

Awards may be granted under the 2011 Plan to employees, officers and directors, as well as advisors, independent contractors and other service providers, of the Company and its affiliates as selected by the Committee. Under the 2011 Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock award, restricted stock units, performance shares, performance units and other stock or cash-based awards.

Rentrak Corporation 2011 Employee Stock Purchase Plan

On August 24, 2011, the shareholders of the Company also approved the Rentrak Corporation 2011 Employee Stock Purchase Plan (the “ESPP”) at the Annual Meeting. The ESPP was previously approved by the Board, upon recommendation by the Committee, subject to shareholder approval at the Annual Meeting.

The following is a summary of the principal provisions of the ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which was attached as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 15, 2011, and is incorporated herein by reference. In addition, a more detailed summary of the ESPP can be found on pages 17-19 of such Definitive Proxy Statement, which description is incorporated herein by reference.

The ESPP provides a means by which eligible employees of the Company and its designated subsidiaries may be given an opportunity to purchase shares of the Company’s common stock at a discount using payroll deductions. The ESPP authorizes the issuance of up to 100,000 shares of the Company’s common stock, subject to adjustment as provided in the ESPP for stock splits, stock dividends, recapitalizations and other similar events.

The ESPP consists of two separate plans: one for employees in the United States and one for international employees. The portion of the ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Board designated the Committee to serve as the ESPP administrator. Under the ESPP, unless the Committee determines higher percentages, the Company will initially sell shares to participants at a price equal to the lesser of 85% of the fair market value of a share of common stock on (i) the first trading day of the purchase period set by the Committee and (ii) the purchase date.

Persons eligible to participate in the ESPP generally include employees of the Company and its designated subsidiaries who are customarily employed by the Company or its designated subsidiaries for more than 20 hours per week, who have been employed for at least six months prior to enrolling in the ESPP, and who, immediately upon purchasing shares under the ESPP, would own directly or indirectly, an aggregate of less than 5% of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Rentrak Corporation (the “Company”) was held on Wednesday, August 24, 2011, in Portland, Oregon. Shareholders representing 9,857,897 shares, or 88.06% of the outstanding shares as of the June 21, 2011 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.

Proposal 1: Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
William Engel	6,088,378	1,628,842	2,140,677
Richard Hochhauser	6,358,407	1,358,813	2,140,677
William Livek	6,701,526	1,015,694	2,140,677
Anne MacDonald	6,364,002	1,353,218	2,140,677
Martin O’Connor	6,701,526	1,015,694	2,140,677
Brent Rosenthal	6,385,594	1,331,626	2,140,677
Ralph Shaw	6,358,054	1,359,166	2,140,677

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of Grant Thornton LLP was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
9,712,536	130,278	15,083	—

Proposal 3: Approval of the Rentrak Corporation 2011 Incentive Plan

The proposal to approve the Rentrak Corporation 2011 Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
4,387,308	2,909,564	420,348	2,140,677

Proposal 4: Approval of the Rentrak Corporation 2011 Employee Stock Purchase Plan

The proposal to approve the Rentrak Corporation 2011 Employee Stock Purchase Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
6,999,983	330,353	386,884	2,140,677

Proposal 5: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
6,845,885	461,017	410,318	2,140,677

Proposal 6: Advisory Approval of the Frequency of Future Advisory Votes on the Company’s Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the frequency of future advisory votes on the Company’s named executive officer compensation received the voting results set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,970,013	818,267	446,668	482,072	2,140,677

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
	Name:	David I. Chemerow
	Title:	Chief Operating Officer, Chief Financial Officer and Secretary